Exhibit 10.15

OMTHERA PHARMACEUTICALS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February 15, 2013, by and among Omthera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the purchasers named on the Schedule of Purchasers attached hereto as Schedule I (the “Schedule of Purchasers”) (each individually a “Purchaser,” and collectively the “Purchasers”).

WHEREAS, the Company desires to issue and sell the Notes (as defined herein) and Warrants (as defined herein) to the Purchasers, and the Purchasers desire to purchase the Notes and Warrants from the Company.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      DEFINITIONS.

1.1                               “Affiliate” of a party shall mean any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with such party, including without limitation any general partner, managing member, officer or director of such party or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such party.

1.2                               “Business Day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

1.3                               “Company Intellectual Property” shall mean all know how, patents, patent applications, inventions (whether or not patentable), discoveries, improvements, ideas, concepts, formulas, technical data, medical analysis, product development data, research data, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, designs, information and proprietary rights and processes as are necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

1.4                               “Investor Rights Agreement” shall mean the Amended and Restated Investors’ Rights Agreement, dated February 28, 2011, by and among the Company and the parties listed therein as Investors, as the same may be amended and/or restated from time to time.

1.5                               “Material Adverse Effect” shall mean any event, change, circumstance or effect that is, individually or in the aggregate, materially adverse to the financial condition, capitalization, properties, employees, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company.

1.6                               “Notes” shall mean the secured convertible promissory notes issued to the Purchasers pursuant to Section 2.1, in substantially the form attached hereto as Exhibit A.

1.7                               “Requisite Holders” shall mean the holders of at least 72% of the outstanding principal amount of all Notes issued hereunder (or, at any time after the Notes have been fully repaid or converted into equity securities of the Company, the holders of at least 72% in interest of all equity securities then issued or issuable upon exercise of the Warrants issued hereunder); provided, that if the only Purchasers hereunder are New Enterprise Associates 13, L.P. (“NEA”) and Sofinnova Capital VI FCPA (“Sofinnova”) and/or their respective Affiliates, then “Requisite Holders” shall mean both NEA and Sofinnova.

1.8                               “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.9                               “Security Agreement” shall mean the Security Agreement, by and among the Company (as Borrower) and the Purchasers (as Secured Parties), to be entered into on the date hereof, in substantially the form attached hereto as Exhibit C.

1.10                        “Venture Debt Financing” shall mean up to $20,000,000 in secured convertible or nonconvertible debt issued by the Company to one or more commercial lenders on or before the first anniversary of the date hereof.

2.                                      LOANS; CLOSING.

2.1                               Loans; Warrants.

(a)                                 Loans.  At the Closing (as defined below), the Company shall issue and sell to each Purchaser, and each of the Purchasers shall purchase, severally and not jointly, Notes in the original principal amount set forth on Schedule I opposite each Purchaser’s name, pursuant to the terms and conditions hereof.  The purchase price for the Notes shall be paid by the Purchasers by wire transfer of immediately available funds.

(b)                                 Warrants.  At the Closing, the Company shall issue and sell to each Purchaser, and each of the Purchasers shall purchase, severally and not jointly, a warrant in substantially the form attached hereto as Exhibit B (each, a “Warrant” and collectively the “Warrants”), pursuant to the terms and conditions hereof.  Each such Warrant shall be exercisable for up to that number of shares of equity securities of the Company, as is equal to twenty-five percent (25%) of the principal amount of the Notes purchased by the Purchaser at the Closing, divided by the purchase price of the applicable equity securities as more fully described in the Warrants.  The Company and the Purchasers agree that: (i) neither the Purchasers nor any of their respective Affiliates has rendered any services to the Company in connection with this Agreement; (ii) the Warrants are not being issued as compensation; (iii) the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); (iv) the fair market value of each Note authorized for issuance hereunder, if issued apart from the corresponding Warrant, is 99% of the principal amount of the Note, and the aggregate fair market value of each Warrant authorized for issuance hereunder, if issued apart from the corresponding Note, is 1% of the principal amount of such Note; (v) the Company believes that the amount of original issue discount that will accrue on the Notes will be de minimis and (vi) all tax returns and other information of each party relative to this Agreement and the Notes and Warrants issued pursuant hereto shall consistently reflect the matters agreed to in (i) through (v) above unless required by the Code or other applicable tax law.

(c)                                  Loan Closing.

(i)                                     Closing.  The closing of the sale by the Company of Notes and Warrants and the purchase by the Purchasers of Notes and Warrants (the “Closing”) shall take place on February 15, 2013, subject to the satisfaction or waiver of the conditions set forth in Article 5 hereof, at which time each Purchaser shall purchase a Note in the aggregate principal amount set forth opposite its name on Schedule I and a Warrant exercisable for equity securities of the Company as described in Section 2.1(b).  The Closing shall be held remotely via the exchange of documents and signatures.

(ii)                                  Transactions at Closing.  At the Closing, the Company shall issue and the Purchasers shall purchase, on a several and not joint basis, the Notes and the Warrants as provided in this Section 2.1.  At the Closing, the Company shall issue to each Purchaser (A) a Note representing the principal amount of the Note purchased by the Purchaser at the Closing and (B) a Warrant exercisable for equity securities of the Company as described in Section 2.1(b).

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Purchasers as of the date hereof as follows:

3.1                               Organization, Qualifications and Corporate Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.  The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted, to execute, deliver and perform this Agreement, the Security Agreement, the Notes and the Warrants, and to issue, sell and deliver the Notes and the Warrants to the Purchasers.

3.2                               Authorization of Agreements, Compliance with Laws.  The execution and delivery by the Company of this Agreement, the Security Agreement, the Notes and the Warrants and the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery of the Notes and the Warrants to the Purchasers have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other governmental authority, the Company’s certificate of incorporation, or the Bylaws of the Company, and will not result in a violation of any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, encumbrance, or, to the Company’s knowledge, claim of any nature whatsoever upon any of the properties or assets of the Company, the result of any of which would have a Material Adverse Effect.  Without limiting the foregoing, the issuance and sale of the Notes and the Warrants hereunder will not violate any pre-emptive rights or rights of first refusal granted by the Company that will not have been validly complied with or waived at or prior to the Closing.  The Company has complied in all material respects with all laws, rules, regulations, judicial orders and other governmental obligations applicable to the Company.

3.3                               Validity.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  The Security Agreement, the Notes and the Warrants, when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.4                               OFAC Compliance.  None of the Company or any of its directors, officers or employees is an OFAC Sanctioned Person.  The Company and its directors, officers and employees are in compliance with, and have not previously violated, the USA Patriot Act of 2001, to the extent applicable to the Company and such persons, and all other applicable United States anti-money laundering laws.  None of (i) the payment for the Notes and the Warrants, (ii) the use of the proceeds, (iii) the execution, delivery and performance of this Agreement or the agreements contemplated hereby, or (iv) the consummation of any transaction contemplated hereby or thereby, or the fulfillment of the terms hereof, will result in a violation by anyone, including without limitation the Purchasers, of any of the OFAC Sanctions or of any anti-money laundering laws of the United States or any other jurisdiction.

For the purposes of this Section 3.4:

“OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (the “Secretary”) by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC. For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at http://www.treas.gov/offices/enforcement/ofac/.

“OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a U.S. Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”).  For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than governments and countries can be found on the SDN List on OFAC’s website at http://www.treas.gov/offices/enforcement/ofac/sdn/.

“U.S. Person” means any U.S. citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States, and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

3.5                               Foreign Corrupt Practices Act.  Neither the Company, nor its subsidiaries nor any of their respective directors, officers or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (i) any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental entity or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental entity, in the case of both (i) and (ii) above in order to assist the Company or any of its affiliates to obtain or retain business for, or direct business to the Company or any of its affiliates, as applicable.  None of the Company or its directors, officers or employees has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law

3.6                               Clinical Procedures.  The Company is conducting (or is causing to be conducted), and has conducted (or caused to be conducted) all aspects of its research and development activities related to the products that it is developing (the “Products”), including, without limitation, the preclinical and clinical tests and studies of such Products, in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to, the principles of Good Clinical Practice, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, and has made all reports, filings and notifications required thereunder, including, but not limited to, the reports required by 21 C.F.R. § 312.32.  To the Company’s knowledge after reasonable investigation, research involving human subjects conducted by or for the Company has (i) been conducted in compliance in all material respects with all applicable federal, state, and foreign statutes and regulations governing the protection of human subjects and (ii) not involved any investigator who has been disqualified as a clinical investigator by the FDA or any other agency.  To the Company’s knowledge after reasonable investigation, the Company has conducted its clinical investigations in accordance in all material respects with Institutional Review Board approvals and requirements, if applicable, and, to its knowledge has obtained informed patient consent where required by the applicable requirements of 21 C.F.R. Part 50 and any other requirements of the applicable jurisdiction, except where the failure to obtain such consent would not materially and adversely affect the Company.  To the Company’s knowledge, the Company is not the subject of any investigation by the FDA or any other agency.  Neither the FDA nor any other regulatory authority has issued any clinical hold orders, warning letters, notices of violation, or similar correspondence or communications with respect to such tests, studies or Products.

3.7                               Private Offering.  Based on the representations of the Purchasers set forth in Article 4 below, the offer, sale and issuance of the Notes and the Warrants in accordance with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and the registration requirements of applicable state securities laws.  Neither the Company nor anyone acting on its behalf has offered the Notes, the Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person through any form of general solicitation or general advertising.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes and the Warrants to the registration requirements of Section 5 of the Securities Act, or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

3.8                               Governmental Consents.  No consent, approval, order, or authorization of or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver, and perform its obligations under this Agreement, the Security Agreement, the Notes and the Warrants except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.  All such qualifications and filings shall, in the case of qualifications, be effective on the Closing and shall, in the case of filings, be made within the time prescribed by applicable law.

3.9                               Litigation.  There is no material action, claim, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company or its assets, except as described on Schedule 3.8 hereto.  To the Company’s knowledge, there is no legitimate basis for or threat of an action, claim, suit, or proceeding, or governmental inquiry or investigation, against the Company that could reasonably be expected to have a Material Adverse Effect.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.

3.10                        IP Non-Infringement.  No infringement, misuse or misappropriation of the Company Intellectual Property by a third party has come to the Company’s attention.  To the Company’s knowledge, the Company has taken all steps reasonably necessary to ensure that it has not violated, interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property right of any person or entity.  To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates, interferes with, misappropriates or otherwise comes into conflict with, or will violate, interfere with, misappropriate or otherwise come into conflict with, any license of any intellectual property rights of any other person or entity.  The Company has not received any communications alleging that the Company has violated, interfered with, infringed upon, misappropriated or otherwise come into conflict with or, by conducting its business, would violate, interfere with, infringe upon, misappropriate or otherwise come into conflict with any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person or entity.

3.11                        Complete Disclosure.  The Company has made available to the Purchasers all the information that the Purchasers have requested in making their decision to acquire the Notes and the Warrants.  To the Company’s knowledge, neither this Agreement nor any other documents or certificates furnished or to be furnished in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

In connection with the transactions provided for herein, each Purchaser hereby represents and warrants to the Company as follows:

4.1                               Authorization.  Such Purchaser is validly existing and has the requisite power and authority to execute and deliver this Agreement.  This Agreement has been duly executed and delivered by such Purchaser, and constitutes the valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2                               Purchase Entirely for Own Account.  Such Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company that the Notes and the Warrants, together with any and all securities issuable upon conversion of the Notes or exercise of the Warrants (collectively, the “Securities”), will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes or Warrants.

4.3                               Disclosure of Information.  Such Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Notes and the Warrants.  Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and Warrants.

4.4                               Investment Experience.  Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and it or its investment adviser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

4.5                               Accredited Investor.  Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has not been organized solely for the purpose of acquiring any of the Securities.

4.6                               Restricted Securities.  Such Purchaser understands that the Securities are and will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction or transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  Such Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.7                               Legends.  It is understood that the Securities may bear the legend in substantially the form set forth below, as well as other legends:

“THIS SECURITY AND ANY SECURITIES ISSUABLE UPON THE CONVERSION OR EXERCISE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

5.                                      CONDITIONS TO CLOSING.

The respective and several obligations of each Purchaser to purchase and pay for the Notes and Warrants to be purchased by it at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

5.1                               Representations and Warranties.  Each of the representations and warranties of the Company set forth in Article III hereof shall be true in all material respects on the date of the Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality.

5.2                               Performance by the Company.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale and exchange described herein and shall have delivered copies of such consents and approvals to the Purchasers.

5.3                               Delivery of Notes.  The Company shall have executed and delivered to each Purchaser a Note, in the aggregate principal amount set forth opposite the Purchaser’s name on the Schedule of Purchasers.

5.4                               Delivery of Warrants.  The Company shall have executed and delivered to each Purchaser a Warrant exercisable for equity securities of the Company as described in Section 2.1(b).

5.5                               Security Agreement.  The Company (as Borrower) and each of the Purchasers other than the Purchaser relying on such condition (as Secured Parties) shall have entered into the Security Agreement.

5.6                               Financing Statement.  The Company shall have filed a UCC-1 financing statement with the Secretary of State of the State of Delaware in connection with the security interest granted in favor of the Purchasers under the Security Agreement.

6.                                      MISCELLANEOUS.

6.1                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2                               Governing Law.  This Agreement, the Security Agreement, the Notes and the Warrants shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of law principles.

6.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures delivered by facsimile or electronic transmission shall be as effective as original signatures.

6.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5                               Notices.  All notices and other communications given or made pursuant to this Agreement, the Security Agreement, the Notes or the Warrants shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 6.5):

If to the Company:

Omthera Pharmaceuticals, Inc.
707 State Road

Princeton, NJ 08540
Attention:  Chief Financial Officer

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109
Attention:  Kingsley L. Taft

Facsimile:  617-523-1231

If to Purchasers:

At the respective addresses shown on the Schedule of Purchasers.

6.6                               Entire Agreement. This Agreement, the Security Agreement, the Notes, the Warrants and the other documents delivered pursuant hereto or thereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof.  The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes and Warrants to each of the Purchasers are separate sales.

6.7                               Amendment; Waiver; Exercise of Remedies.  This Agreement, the Security Agreement, the Notes and the Warrants may be amended and any provision hereof or thereof may be waived as to all Purchasers only with the written consent of the Company and the Requisite Holders; provided that in the event any such amendment or waiver, on its face, adversely affects any individual Purchaser in a manner different from and disproportionate to the adverse effect on the other Purchasers, the written consent of such affected Purchaser shall also be required.

6.8                               Compliance with Applicable Law; Further Assurances.  Notwithstanding anything to the contrary in this Agreement, the Security Agreement, the Notes or the Warrants, in the event the compliance with any term or provision hereof or thereof would constitute or otherwise result in a violation of any applicable law, rule, regulation or judicial order (“Applicable Law”), such compliance shall be delayed, and/or the Company and the Purchasers shall take such other action as they may deem reasonably appropriate in order to comply with Applicable Law while giving effect, as nearly as practicable, to the intent of the parties hereto.  The Purchasers and the Company shall use their commercially reasonable efforts to cooperate with one another in the filing or submission of any and all notices, reports and other documents that may be required to be filed with any governmental authority or other third party in order to comply with Applicable Law; and, in addition, shall execute and deliver such subordination agreements and other documents reasonably acceptable to the Purchasers as may be required by a commercial lender in connection with any Venture Debt Financing.

6.9                               Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents, shareholders or employees of any other Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Notes and the Warrants.

6.10                        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11                        Expense Reimbursement.  The Company shall reimburse the Purchasers for all reasonable fees and expenses incurred by the Purchasers in connection with the transactions contemplated hereby, including the legal and other expenses incurred by counsel for the Purchasers in connection with the preparation and negotiation of this Agreement, the Notes and the Warrants, in an amount not to exceed $50,000 in the aggregate.

6.12                        Waiver of Right of First Offer.  The undersigned Purchasers, constituting the holders of a majority of the outstanding Registrable Securities (as defined in the Investor Rights Agreement) hereby waive on behalf of themselves and all other Investors (as defined in the Investor Rights Agreement), such waiver to apply to all such Investors in the same fashion, the Investors’ right of first offer set forth in Section 4.1 of the Investor Rights Agreement, including any and all notice rights associated with the right of first offer, with respect to the issuance of the Notes and Warrants, and any securities issuable upon conversion of the Notes or exercise of the Warrants.

6.13                        Market Stand-Off; Transfer Restrictions.  Each of the undersigned Purchasers agrees that any and all Securities issued or issuable to such Purchaser shall be subject to, and such Purchaser shall be bound by, the “market stand-off” provisions under Section 2.11 of the Investor Rights Agreement and the transfer restrictions under Section 2.12 of the Investor Rights Agreement as and to the same extent as such provisions and restrictions are applicable to Investors and Registrable Securities under the Investor Rights Agreement.

6.14                        Waiver of Conflicts.  Each party to this Agreement acknowledges that Goodwin Procter LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in equity and debt financings and other matters.  Accordingly, each party to this Agreement hereby (a) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; and (ii) gives its informed consent to Goodwin Procter LLP’s representation of certain of the Purchasers in such unrelated matters and to Goodwin Procter LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first above written.

COMPANY:

OMTHERA PHARMACEUTICALS, INC.

By:	/s/ Gerald Wisler
Name:	Gerald Wisler
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

PURCHASERS:	SOFINNOVA CAPITAL VI FCPR

	By:	/s/ Graziano Seghezzi
	Name:	Graziano Seghezzi
	Title:	Partner

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

PURCHASERS:	NEW ENTERPRISE ASSOCIATES 13, L.P.

	By:	NEA Partners 13, L.P.
	Its:	General Partner

	By:	NEA 13 GP, LTD
	Its:	General Partner

	By:	/s/ Louis S. Citron
	Name:	Louis S. Citron
	Title:	Chief Legal Officer

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

PURCHASERS:	T. ROWE PRICE ASSOCIATES, INC., as investment adviser on behalf of the funds and accounts set forth in Schedule I hereto, and listed below, severally and not jointly

T. ROWE PRICE HEALTH SCIENCES FUND, INC.
T. ROWE PRICE HEALTH SCIENCES PORTFOLIO
TD MUTUAL FUNDS — TD HEALTH SCIENCES FUND
VALIC COMPANY I — HEALTH SCIENCES FUND
JOHN HANCOCK VARIABLE INSURANCE TRUST — HEALTH SCIENCES TRUST
JOHN HANCOCK FUNDS II — HEALTH SCIENCES FUND
T. ROWE PRICE NEW HORIZONS FUND, INC.
T. ROWE PRICE NEW HORIZONS TRUST
T. ROWE PRICE U.S. EQUITIES TRUST

	By:	/s/ Taymour Tamaddon
	Name:	Taymour Tamaddon
	Title:	Vice President

	By:	/s/ Francisco Alonso
	Name:	Francisco Alonso
	Title:	Vice President

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

PURCHASERS:	JAWZ II LLC

	By:	/s/ James M. Wisler
	Name:	James M. Wisler
	Title:	Manager

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

PURCHASERS:

/s/ Gerald Wisler
Gerald L. Wisler

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

SCHEDULE 1

SCHEDULE OF PURCHASERS

Name and Address of Purchaser	Principal Amount of Note
Sofinnova Capital VI FCPR 17 rue de Serene Paris 75008 France	$5,000,000

New Enterprise Associates 13, L.P. 1954 Greenspring Drive, Suite 600 Timonium, Maryland 21093 USA	$5,000,000

T. Rowe Price Health Sciences Fund, Inc. (Lobstercrew & Co.) c/o T. Rowe Price Associates, Inc. Attn: Andrew Baek, Vice President and Senior Legal Counsel 100 East Pratt Street Baltimore, MD 21202 Telephone: (410) 345-2090 Facsimile: (410) 345-6575 E-mail: Andrew_Baek@troweprice.com	$2,379,632

TD Mutual Funds - TD Health Sciences Fund (Mac & Co.) c/o T. Rowe Price Associates, Inc. Attn: Andrew Baek, Vice President and Senior Legal Counsel 100 East Pratt Street Baltimore, MD 21202 Telephone: (410) 345-2090 Facsimile: (410) 345-6575 E-mail: Andrew_Baek@troweprice.com	$98,480

VALIC Company I - Health Sciences Fund (Squidrig & Co.) c/o T. Rowe Price Associates, Inc. Attn: Andrew Baek, Vice President and Senior Legal Counsel 100 East Pratt Street Baltimore, MD 21202	$146,408

T. Rowe Price Health Sciences Portfolio (HorizonBeach & Co.) c/o T. Rowe Price Associates, Inc. Attn: Andrew Baek, Vice President and Senior Legal Counsel 100 East Pratt Street Baltimore, MD 21202 Telephone: (410) 345-2090 Facsimile: (410) 345-6575 E-mail: Andrew_Baek@troweprice.com	$81,092

John Hancock Variable Insurance Trust - Health Sciences Trust (Lamppost & Co.) c/o T. Rowe Price Associates, Inc. Attn: Andrew Baek, Vice President and Senior Legal Counsel 100 East Pratt Street Baltimore, MD 21202 Telephone: (410) 345-2090 Facsimile: (410) 345-6575 E-mail: Andrew_Baek@troweprice.com	$83,324

John Hancock Funds II - Health Sciences Fund (ANNUITANT & CO.) c/o T. Rowe Price Associates, Inc. Attn: Andrew Baek, Vice President and Senior Legal Counsel 100 East Pratt Street Baltimore, MD 21202 Telephone: (410) 345-2090 Facsimile: (410) 345-6575 E-mail: Andrew_Baek@troweprice.com	$211,064

T. Rowe Price New Horizons Fund, Inc. (BRIDGE & CO.) c/o T. Rowe Price Associates, Inc. Attn: Andrew Baek, Vice President and Senior Legal Counsel 100 East Pratt Street Baltimore, MD 21202 Telephone: (410) 345-2090 Facsimile: (410) 345-6575 E-mail: Andrew_Baek@troweprice.com	$1,830,236

T. Rowe Price New Horizons Trust (AMIDSPEED & CO.) c/o T. Rowe Price Associates, Inc. Attn: Andrew Baek, Vice President and Senior Legal Counsel 100 East Pratt Street Baltimore, MD 21202	$165,356

T. Rowe Price U.S. Equities Trust (ICECOLD & CO.) c/o T. Rowe Price Associates, Inc. Attn: Andrew Baek, Vice President and Senior Legal Counsel 100 East Pratt Street Baltimore, MD 21202 Telephone: (410) 345-2090 Facsimile: (410) 345-6575 E-mail: Andrew_Baek@troweprice.com	$4,408

JAWZ II LLC 8400 Park Meadows Drive Lone Tree, Colorado 80124 USA	$2,500,000

Gerald L. Wisler c/o Omthera Pharmaceuticals, Inc. 707 State Road Princeton, NJ 08540 USA	$100,000

TOTAL:	$17,600,000.00

Exhibit A

Form of Note

Exhibit B

Form of Warrant

Exhibit C

Security Agreement

Schedule 3.8

One of the two patents covering Epanova’s time-release coating is undergoing reexamination by the U.S. Patent and Trademark Office.  In Europe, the patent covering the composition of Epanova’s gelatin capsule was opposed after grant, but successfully upheld during Opposition Proceedings. One of the three Opponents has filed a Notice of Appeal seeking to overturn the judgments previously rendered in favor of patentability by both the Examining Division and the Opposition Division of the European Patent Office. A second Opponent has the right to file a Notice of Appeal until February 14, 2013.